UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 25, 2022

Summit Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36866	37-1979717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2882 Sand Hill Road, Suite 106, Menlo Park, CA		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617-514-7149

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	SMMT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective July 25, 2022, the board of directors (the “Board”) of Summit Therapeutics Inc. (the “Company”) appointed Dr. Maky Zanganeh to serve as Co-Chief Executive Officer and President of the Company. Dr. Zanganeh will serve as Co-Chief Executive Officer alongside Robert W. Duggan, the Company’s current Chief Executive Officer. Dr. Zanganeh was formerly the Company’s Chief Operating Officer.

Dr. Zanganeh, age 51, was appointed to the Company’s Board of Directors (the “Board”) on November 11, 2020 and became the Company’s Chief Operating Officer on November 22, 2020. Dr. Zanganeh founded Maky Zanganeh and Associates in 2015. Previously, from August 2012 to September 2015, she served as the Chief Operating Officer of Pharmacyclics Inc. She also served as Chief of Staff and Chief Business Officer of Pharmacyclics from December 2011 to July 2012 and Vice President, Business Development from August 2008 to November 2011. Prior to joining Pharmacyclics Inc., Dr. Zanganeh served as President Director General (2007-2008) for the French government bio-cluster project initiative in France, establishing alliances and developing small life science businesses regionally. From September 2003 to August 2008, Dr. Zanganeh served as Vice President of Business Development for Robert W. Duggan & Associates. Dr. Zanganeh also served as worldwide Vice President of Training & Education (2002-2003) and President Director General for Europe, Middle East and Africa (1998-2002) for Computer Motion Inc. Dr. Zanganeh is currently a board member for Pulse Biosciences, Inc. Other than as described below with Mr. Duggan, there are no family relationships between Dr. Zanganeh and any director or executive officer of the Company. Mr. Duggan and Dr. Zanganeh have a personal and familial relationship with each other.

Dr. Zanganeh will continue to be compensated pursuant to the terms of the employment agreement entered into between Dr. Zanganeh and the Company on November 22, 2020, in connection with her appointment as Chief Operating Officer.

On March 26, 2021, the Company entered into a Sublease with Dr. Zanganeh and MZA, for which Dr. Zanganeh serves as Chief Executive Officer and director, consisting of 4,500 square feet of space at 2882 Sand Hill Road, Menlo Park, CA (the “Sublease”). The Sublease runs until September 2022. The rent payable under the terms of the Sublease is equivalent to the proportionate share of the rent payable by MZA to the third party landlord, based on the square footage of office space sublet by the Company, and no mark-up has been applied. During the year ended December 31, 2021, payments of $555,750 were made pursuant to the Sublease. Dr. Zanganeh does not have a direct or indirect material interest in any transaction other than the Sublease described above required to be disclosed pursuant to Item 404(a) of Regulation S-K.

There is no arrangement or understanding between Dr. Zanganeh and any other person pursuant to which she was appointed as Co-Chief Executive Officer and President of the Company.

A copy of the press release related to the matters set forth herein is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated July 26, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT THERAPEUTICS INC.

Date: July 26, 2022	By:	/s/ Ankur Dhingra
Chief Financial Officer